                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
[_]  Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ENTEGRIS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

(5)  Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     -------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

(3)  Filing Party:

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(4)  Date Filed:

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

[LOGO OF ENTEGRIS]

                                                                December 6, 2001

Dear Shareholder:

   You are cordially invited to attend the 2002 Annual Meeting of Shareholders to be held at Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 3:30 p.m. on Tuesday, January 22, 2002.

   The Secretary's formal notice of the meeting and the Proxy Statement are enclosed and describe the matters to come before the meeting. During the meeting, we will review the activities of the past year and report on the status of the Company's business.

   On behalf of the Board of Directors and the Entegris management team, we hope that you will be able to attend the meeting in person, and we look forward to seeing you. Even if you are unable to attend the meeting, it is important that your shares are represented and voted at the Annual Meeting. In either case, please mark, date and sign the enclosed proxy and return it promptly in the accompanying envelope or call the toll-free number indicated on the proxy.

   We look forward to seeing you at the 2002 Annual Meeting of Shareholders.

                                          Sincerely,

                                          /s/ Stan Geyer

                                          Stan Geyer
                                          Chairman of the Board

                                 ENTEGRIS, INC.
                              3500 Lyman Boulevard
                            Chaska, Minnesota 55318

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         to be held on January 22, 2002

                               ----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ENTEGRIS, INC. will be held at the Lutheran Brotherhood Building Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, commencing at 3:30 p.m. on Tuesday, January 22, 2002 for the following purposes:

  1. To elect three directors for a three-year term;

  2. To transact such other business as may properly be brought before the meeting or any adjournment.

   The Board of Directors has fixed November 26, 2001 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

   Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope provided or call the toll-free number indicated on the proxy. The proxy may be revoked by you at any time and delivery of your proxy will not affect your right to vote in person if you attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ John D. Villas

                                          John D. Villas
                                          Secretary

Chaska, Minnesota
December 6, 2001

                                PROXY STATEMENT

   The enclosed proxy is being solicited on behalf of the Board of Directors of Entegris, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on January 22, 2002. Only shareholders of record at the close of business on November 26, 2001 will be entitled to notice of and to vote at the meeting. A shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. Proxies in the accompanying form which are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy is properly executed but does not specify any or all choices on it, the proxy will be voted as follows: (i) in favor of the election as Class II directors of all of the nominees described herein; and (ii) in the discretion of the persons named in the proxy as to such other matters as may properly come before the meeting, or any adjournment, as to which the Company did not have knowledge prior to December 11, 2001.

   If an executed proxy is returned and the shareholder has voted "withhold" or "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered represented at the meeting for purposes of determining a quorum but not represented at the meeting for purposes of calculating the vote with respect to such matter or matters.

   The address of the Company is 3500 Lyman Boulevard, Chaska, Minnesota 55318. The telephone number is (952) 556-3131. The mailing of this proxy statement and form of proxy to shareholders will commence on or about December 6, 2001.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

   On November 26, 2001, there were 69,822,615 shares of common stock, par value $.01, issued and outstanding. Each share is entitled to one vote. The following table sets forth information concerning beneficial ownership of common stock of the Company by persons who are known by the Company to own more than 5% of the outstanding voting stock of the Company on November 26, 2001. Unless otherwise indicated, all shares represent sole voting and investment power.

             Name and Address                 Amount and Nature of   Percent
            of Beneficial Owner             Beneficial Ownership (1) of Class
            -------------------             ------------------------ --------
WCB Holdings LLC (2).......................        17,665,608          24.5%
 950 Lake Drive
 Chaska, Minnesota 55317
HSBC Bank USA as Trustee of the Entegris,
 Inc.
Employee Stock Ownership Plan (ESOP) (3)...        12,707,730          17.6%
 452 Fifth Avenue-17th Floor
 New York, New York 10018-2706
 Attention: Stephen J. Hartman Jr.
James E. Dauwalter (4).....................         5,290,082           7.3%
 3500 Lyman Boulevard
 Chaska, Minnesota 55318
Seligman J.W.&Co Incorporated (5)..........         3,777,770           5.2%
 100 Park Avenue
 Eighth Foor
 New York, New York 10017

--------
(1) Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 69,822,615 common shares outstanding as of November 26, 2001.

(2) The estate of Wayne C. Bongard holds approximately 48% of the voting interest of WCB Holdings LLC and the remainder of the voting interest is held by various trusts for children and grandchildren of Wayne C. Bongard. Mark A. Bongard, a director of the Company, is Chief Manager of WCB Holdings LLC. James A. Bernards, also a director of the Company, controls the estate of Wayne C. Bongard as personal representative. Mr. Bernards and Delmer M. Jensen, another director of the Company, serve as trustees for one or more of the trusts. Each of these individuals disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC.
(3) Each ESOP participant has voting rights on significant matters. No individual ESOP account holds more than 5% of our outstanding shares.
(4) Includes 3,810,663 shares held directly, 692,152 held by family members, 311,289 shares allocated to Mr. Dauwalter's individual account under the ESOP, and an aggregate of 475,978 shares subject to stock options exercisable within 60 days.
(5) With respect to the information reported related to J.W. Seligman & Co. (Seligman), the Company has relied upon the information provided by Seligman in its Schedule 13F filing with respect to information as of September 30, 2001. Seligman serves as the investment manager of various mutual funds which hold our common shares in the ordinary course of business. Accordingly, Seligman exercises shared investment discretion over various institutional accounts. Of the shares reported, Seligman has sole voting power with respect to all 3,777,770 shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended August 25, 2001, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

                         Item 1: ELECTION OF DIRECTORS

   Our bylaws provide that the board of directors must consist of no more than nine directors, and that any increase in the number of directors must be approved by the affirmative vote of 75% of the votes entitled to be cast at a shareholders' meeting, unless the increase was approved by a majority of the board. The board of directors has established the number of directors to serve on the board at nine. The directors are divided into three classes, designated as Class I, Class II and Class III, with staggered three-year terms of office. At each Annual Meeting of Shareholders, directors who are elected to succeed the class of directors whose terms expired at that meeting will be elected for three-year terms. Messrs. Mark A. Bongard, Delmer M. Jensen and Daniel R. Quernemoen will be up for reelection at the 2002 Annual Meeting of Shareholders, Messrs. James A. Bernards, James E. Dauwalter and Stan Geyer at the 2003 Annual Meeting of Shareholders, and Messrs. Robert J. Boehlke, Gary F. Klingl and Roger D. McDaniel at the 2004 Annual Meeting of Shareholders. Vacancies may be filled by a majority of the directors then in office, and the directors so chosen hold office until the next election of the class to which such directors belong. All current directors were previously elected by Entegris' shareholders.

   Unless authority is withheld, the Proxy solicited hereby will be voted FOR the election of Messrs. Mark A. Bongard, Delmer M. Jensen and Daniel R. Quernemoen for a three-year term expiring at the 2005 Annual Meeting of Shareholders. The affirmative vote of a majority of the shares of common stock of the Company entitled to vote and present in person or by proxy at the annual meeting is necessary to elect each nominee.

   Management has no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, does not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

   The following table sets forth certain information as to each nominee for the office of director, as well as directors whose terms of office will continue after the Annual Meeting of Shareholders is held.

                                                                         Term
Name and Principal Occupation                                       Age Expires
-----------------------------                                       --- -------
James A. Bernards has been a director of Entegris since June 1999.   55  2003
Mr. Bernards has also been President of Facilitation, Inc., a provider of business and financial consulting services, since June
1993. Mr. Bernards was President of the accounting firm of Stirtz,
Bernards & Company from May 1981 to June 1993. Mr. Bernards has been President of Brightstone Capital, Ltd., a venture capital fund manager, since 1986. He is a director of FSI International,
Inc., Health Fitness Corporation, August Technology, Inc. and
several private companies. (1)

Robert J. Boehlke has been a director of Entegris since August       60  2004
1999. Prior to that time, Mr. Boehlke had been a director of
Fluoroware, Inc. (Fluoroware)(which consolidated with EMPAK, Inc.
(Empak) in June 1999 to form Entegris) since January 1998. In
2000, Mr. Boehlke retired from KLA-Tencor where he served as
Executive Vice President and Chief Financial Officer. Mr. Boehlke
joined KLA-Tencor in 1983 and served in a number of management positions, including division General Manager, Chief Operating
Officer and Chief Financial Officer. Prior to his employment by
KLA-Tencor, Mr. Boehlke was a partner at the investment banking firm of Kidder, Peabody & Company from 1971 to 1983. Mr. Boehlke is a member of the board of directors of DuPont Photomask, Inc.,
LTX Corporation and QuickLogic Corporation. (1) (2)

Mark A. Bongard has been a director of Entegris since June 1999.     37  2002
Mr. Bongard has been the Chief Executive Officer of Emplast, Inc.
since 1996, and Chairman of its board of directors since 1999.
Emplast was formerly a part of Empak, and all of Emplast's stock is owned by the Estate of Wayne C. Bongard, a 48% owner of our largest shareholder. Prior to being Chief Executive Officer of
Emplast, Mr. Bongard held a number of positions with Empak from
1987 to 1996. Before joining Empak in 1987, Mr. Bongard was
employed by MTE Associates, Inc.

James E. Dauwalter was appointed Chief Executive Officer in          50  2003
January 2001 and President of Entegris in June 2000 and has been a director of Entegris since June 1999. Mr. Dauwalter has also served as Chief Operating Officer from March 2000 to January 2001, and was the Executive Vice President of Entegris from March 2000 through June 2000. Prior to that time, Mr. Dauwalter had been a director of Fluoroware since 1982 and also served as Executive
Vice President and Chief Operating Officer of Fluoroware since
September 1996. Mr. Dauwalter serves on the board of directors of the Community Bank of Chaska and the Wallestad Foundation, and the
supervisory board of Metron Technology N.V., an affiliate of
Entegris.

Stan Geyer has been Chairman of the Board of directors of Entegris   53  2003
since January 2001. Prior to that time, Mr. Geyer had been Chief
Executive Officer and a member of the board of directors of
Entegris since June 1999. Mr. Geyer also served as President of
Entegris from June 1999 to June 2000. Prior to June 1999, Mr.
Geyer had been the President and Chief Executive Officer of
Fluoroware since September 1996 and a member of its board of directors since 1982. Mr. Geyer previously served as Vice
President of Marketing and Executive Vice President of Fluoroware.
Mr. Geyer serves on the board of directors of the Wallestad
Foundation and the advisory board of Search Ministries Minnesota.

                                                                         Term
Name and Principal Occupation                                       Age Expires
-----------------------------                                       --- -------
Delmer M. Jensen has been a director of Entegris since June 1999.    63  2002
Mr. Jensen was Executive Vice President of Operations of Entegris
from June 1999 to March 2000. Prior to that time, he had been
Chief Executive Officer of Empak since 1998 and Chief Operating
Officer from 1988 to 1997. Mr. Jensen joined Empak in 1988. Prior to 1988, he was employed by Thermotech.

Gary F. Klingl has been a director of Entegris since September       62  2004
2000. Since 1994, Mr. Klingl has served as a management
consultant. Prior to 1994, Mr. Klingl served as President of Green
Giant Worldwide, a division of The Pillsbury Company and various other management positions at Pillsbury. (1) (2)

Roger D. McDaniel has been a director of Entegris since August       62  2004
1999. Prior to that time, Mr. McDaniel was a director of
Fluoroware since August 1997. From 1989 to August 1996,
Mr. McDaniel was the Chief Executive Officer of MEMC, a silicon wafer producer, and was also a director of MEMC from April 1989 to
March 1997. Mr. McDaniel is a director of Veeco Instruments, Inc.
and serves on the supervisory board of TePla AG. He is also a director and past Chairman of the Semiconductor Equipment and
Materials International (SEMI) organization. (2)

Daniel R. Quernemoen has been Chairman Emeritus of the board of      70  2002
directors of Entegris since January 2001. Prior to that time, Mr.
Quernemoen had been the Chairman of the board of directors of
Entegris since June 1999 and a member of its board since 1970. Mr.
Quernemoen was also Chief Executive Officer of Fluoroware from
1982 to 1996 and President from 1980 to 1982. Mr. Quernemoen is a member of the board of directors of SEMI. Mr. Quernemoen serves on the board of directors of the Wallestad Foundation.

--------
(1)  Member of the Audit Committee
(2)  Member of the Compensation and Stock Option Committee

   None of the above nominees or directors is related to any other director or to any executive officer of the Company. Except as indicated above, each of the directors has maintained his or her current principal occupation for at least the last five years.

   The Board of Directors held four meetings during the last fiscal year.

Committees of the Board of Directors

   The board of directors maintains an Audit Committee composed of Messrs. Bernards, Boehlke and Klingl. The Audit Committee recommends to the board of directors the appointment of independent auditors, reviews and approves the scope of the annual audit and other non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures. The Audit Committee met eight times during the fiscal year.

   The board of directors also maintains a Compensation and Stock Option Committee comprised of Messrs. Boehlke, Klingl and McDaniel. The Compensation and Stock Option Committee reviews and makes recommendations regarding compensation of officers and directors, administers Entegris' stock option plans, and reviews major personnel matters. The Compensation and Stock Option Committee met four times during the fiscal year.

   Each director attended more than 75% of the meetings of the Board and committees of which they were members during fiscal 2001.

Director Compensation

   Each non-employee director of Entegris receives a monthly retainer of $1,000 for their service to the board. Non-employee directors are also entitled to $500 for every committee meeting that they attend. Entegris also maintains the Outside Directors' Stock Option Plan (Directors' Plan) which provides that all non-employee directors receive an option to purchase 15,000 shares of common stock when they are first elected or appointed to the board, and subsequent annual options to purchase 9,000 shares. At the time of the Directors' Plan adoption in 1999, each non-employee director of Entegris also received an option to purchase 15,000 shares. As of August 25, 2001, there were outstanding options to purchase an aggregate of 170,842 shares at a weighted average exercise price of $5.86 per share.

   James A. Bernards, a director of Entegris, renders consulting services to the Company for a current fee of $4,000 per month under an oral agreement.

Compensation Committee Interlocks and Insider Participation

   Through March 2001, Messrs. Geyer, Jensen and Quernemoen were members of our Compensation and Stock Option Committee while serving as executive officers and employee directors of Entegris. Mr. Quernemoen received a promissory note from Fluoroware on January 5, 1996 for $4,138,379 as consideration for the redemption of 2,758,000 shares of Fluoroware common stock. This promissory note bears interest at a rate of 8% per annum and is payable in equal monthly installments of approximately $39,300 until January 5, 2011. No interlocking relationships exist between the board of directors or the Compensation and Stock Option Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

                            NAMED EXECUTIVE OFFICERS

   Executive officers are elected annually by the Board of Directors and serve for a one-year period. There are no family relationships between the executive officers or directors of the Company. The following persons are the executive officers of Entegris, Inc.:

   Name                     Age                        Position
   ----                     --- ------------------------------------------------------
   James E. Dauwalter......  50 President and Chief Executive Officer
   Stan Geyer..............  53 Chairman of the Board
   John B. Goodman.........  41 Executive Vice President and Chief Technology Officer
   Guy L. Milliren.........  48 Executive Vice President and Chief Information Officer
   Robert A. Nelson........  54 Vice President of Human Resources
   Frank D. Sidell.........  48 President, Fluid Handling Group
   John D. Villas..........  43 Executive Vice President and Chief Financial Officer
   Michael W. Wright.......  54 President, Microelectronics Group

   Except as noted herein, each of the named executive officers has been an employee of the Company, Fluoroware or Empak for more than the last five years, generally in senior management positions. Mr. Wright joined Empak in June 1998. Prior to joining Empak, Mr. Wright held several management positions at other companies in the semiconductor, equipment and materials industry. James E. Dauwalter and Stan Geyer also serve as directors of the Company. Their biographies can be found on pages 3 and 4 above.

          SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

   The following table sets forth the number of the Company's common shares beneficially owned by each director and the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" and by all directors and executive officers of the Company as a group, on November 26, 2001. Unless otherwise indicated, all shares represent sole voting and investment power.

                                 Amount and Nature of Beneficial Ownership
                             -------------------------------------------------
                                                      Total Number
                              Number of    Options     of Shares   Percent of
                             Shares Held Exercisable  Beneficially Outstanding
Name                             (1)     w/in 60 days    Owned       Shares
----                         ----------- ------------ ------------ -----------
James A. Bernards (2).......     27,310      39,000        66,310        *
Robert J. Boehlke...........     10,000      55,210        65,210        *
Mark A. Bongard (2).........        --       34,000        34,000        *
James E. Dauwalter (3)......  4,814,104     475,978     5,290,082      7.3%
Stan Geyer (4)..............  2,215,530     493,282     2,708,812      3.8%
Delmer M. Jensen (2)........     74,780     160,150       234,930        *
Gary F. Klingl..............        --       24,000        24,000        *
Roger D. McDaniel...........     13,616      43,632        57,248        *
Guy L. Milliren (5).........    377,624     287,664       665,288        *
Daniel R. Quernemoen (6)....  1,555,165     183,838     1,739,003      2.4%
Frank D. Sidell (7).........    259,285     181,139       440,424        *
Michael W. Wright...........      1,351      22,756        24,107        *
All directors and executive
 officers as a group
 (15 persons)(8)............  9,974,677   2,399,863    12,374,540     17.1%

--------
* Represents beneficial ownership of less than one percent of the common shares.
(1) Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 69,822,615 common shares outstanding as of November 26, 2001.
(2) The estate of Wayne C. Bongard holds approximately 48% of the voting interests of WCB Holdings LLC and the remainder of the voting interests are held by various trusts for children and grandchildren of Wayne C. Bongard. Mr. Mark Bongard is Chief Manager of WCB Holdings LLC. Mr. Bernards controls the estate of Wayne C. Bongard as personal representative. Messrs. Bernards and Jensen serve as trustees for one or more of the trusts. Each of these individuals disclaims beneficial ownership of the Entegris shares held by WCB Holdings LLC.
(3) Includes 3,810,663 shares held directly, 692,152 held by family members, and 311,289 shares allocated to Mr. Dauwalter's individual account under the ESOP.
(4) Includes 1,403,533 shares held directly, 487,688 shares held by family members, and 324,309 shares allocated to Mr. Geyer's account under the ESOP.
(5) Includes 118,388 shares held directly, 119,951 held by family members, and 139,285 shares allocated to Mr. Milliren's account under the ESOP.
(6) Includes 759,970 shares held directly, 393,696 held by family members, and 401,499 shares allocated to Mr. Quernemoen's account under the ESOP.
(7) Includes 136,354 shares held directly, and 122,931 shares allocated to Mr. Sidell's account under the ESOP.
(8) Includes an aggregate of 6,606,628 shares held directly, 1,763,980 shares held by family members, and 1,604,069 shares allocated to all of the officers' and directors' accounts under the ESOP. Excludes 17,665,608 shares owned by WCB Holdings LLC, of which Messrs. Bernards and Jensen disclaim beneficial ownership.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

Overview and Philosophy

   The Board of Directors' Compensation and Stock Option Committee (the Committee) includes Messrs. Boehlke, Klingl and McDaniel. The Committee reviews and makes recommendations regarding compensation of executive officers, including those Named Executives listed in the Summary Compensation Table below, administers Entegris' stock option plans, and reviews major personnel matters.

   The Company's executive compensation program strives to be competitive with the compensation provided by comparable companies in the high technology and semiconductor capital equipment industry. Accordingly, the Committee analyzes compensation survey data focused on the high technology and semiconductor capital equipment industry. The compensation survey data reviewed by the Committee is developed and published by several independent sources. In addition, the Committee may also periodically consider the recommendations of an outside compensation consultant.

   The Committee annually conducts a review of its executive compensation program. The purpose of the review is to ensure that the Company's executive compensation program is meeting the objectives listed below. The Committee may also periodically engage independent compensation consultants to assist them in this process.

   The Committee emphasizes long-term business development and creation of shareholder value. Therefore, a significant portion of total compensation is performance-based. The objectives of the executive compensation policies are to:

  .  attract, retain, motivate and reward high caliber executives;

  . foster teamwork and support the achievement of the Company's financial and strategic goals through performance based financial incentives;

  . promote the achievement of strategic objectives which lead to long-term growth in shareholder value;

  . encourage strong financial performance by establishing aggressive goals for target performance and leveraging incentive programs through stock-based compensation; and

  . align the interests of executive officers with those of the Company and its shareholders by making incentive compensation dependent upon company performance.

   Executive compensation at the Company has three components: base salary, incentive bonus and stock options.

BASE SALARY

   The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, and the responsibilities and performance of the individual executive officer. Base salaries are normally reviewed on an annual basis. The base salary of executive officers, including the Chief Executive Officer, is targeted to be near the competitive average within the high technology and semiconductor industry peer group to which the Company compares itself for compensation purposes. In fiscal 2001, base salaries of executive officers were generally slightly below the averages set forth in the Committee's analysis of independent compensation survey data.

BONUS PROGRAMS

   Entegris maintains an executive management incentive program providing annual bonus opportunities for certain qualified employees, including executive officers, under which such employees may be awarded cash bonuses based upon the achievement of individual performance criteria established in advance and upon the

Company's financial performance. Under this program, an incentive pool is established at the end of each fiscal year based upon certain financial criteria for the then ending fiscal year, including sales growth, operating profit and return on assets. For fiscal 2001, our executive officers are eligible to receive a bonus payment of up to 100% of their base salary, up to 65% of which is based on the incentive pool, and up to 35% of which is based upon the accomplishment of their individual performance goals, which may include financial and non-financial objectives. Other employees who qualify for this bonus program are eligible to receive lesser percentages of their base salary based upon the same financial and individual factors. Additionally, for domestic employees who do not qualify for this bonus program, we maintain a quarterly incentive plan. The quarterly incentive plan provides bonuses based upon base salary, depending upon our corporate domestic operating income results.

   Our bonus programs are administered at the discretion of the Committee. Bonuses paid under the executive management incentive program are included in the Summary Compensation Table below. The Committee also has the authority to grant discretionary bonuses to executive officers and other employees to reward extraordinary efforts or outstanding contributions relating to important Company projects. No discretionary bonuses were paid to executive officers in fiscal 2001.

STOCK OPTION PLAN

   Executives are also eligible to receive grants under the Company's stock option plan, which is administered by the Committee. Stock options are the principal vehicle used by the Company for the payment of long-term compensation. As noted, the Company awards stock options to align the interests of its executive officers and key personnel with those of its shareholders and to increase the long-term value of the Company.

   To date, all stock options granted to executive officers have been at or above fair market value. Accordingly, an executive receiving an option generally is rewarded only if the market price of the Company's common stock appreciates. Generally, such options vest over a period of four years. Since long-term options generally vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Compensation Committee, but are not entirely determinative of future grants. In addition, grants have generally included a broad base of participants that includes employees below the executive level.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The Compensation Committee determines the compensation package of its Chief Executive Officer in accordance with the objectives and methodology described above. During the past year, Messrs. Stan Geyer and James E. Dauwalter served in the position of Chief Executive Officer.

   Mr. Geyer held the position of Chief Executive Officer of Entegris from June 1999 to January 2001 at which time he became Chairman of the Board of Directors. His base salary was adjusted by the Committee in December 2000 to $335,000. This base salary placed Mr. Geyer slightly below the average base pay level for chief executive officers of similar companies based on the Committee's assessment of independent compensation survey data. In determining Mr. Geyer's base salary, the Compensation Committee considers compensation levels of peer group chief executive officers, individual performance and the Company's recent financial performance.

   Each year, Mr. Geyer's bonus plan is established by the Compensation Committee and reflects its determination of what is an appropriate incentive by making a substantial portion of his compensation contingent upon the Company's success and the achievement of specific goals. Several factors are considered, including the Company's financial goals and related non-financial objectives. In fiscal year 2001, Mr. Geyer was eligible to receive up to 100 percent of his base salary if predetermined financial goals and other objectives were met. Mr. Geyer met the threshold for most of the financial and other performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee awarded Mr. Geyer a bonus of $273,444 under the annual incentive plan, as reflected in the accompanying "Summary Compensation Table."

   Mr. Dauwalter assumed the position of Chief Executive Officer of Entegris in January 2001. His base salary was set by the Committee at $335,000. This base salary places Mr. Dauwalter slightly below the average base pay level for chief executive officers of similar companies based on the Committee's assessment of independent compensation survey data. In determining Mr. Dauwalter's base salary, the Compensation Committee considers compensation levels of peer group chief executive officers, individual performance and the Company's recent financial performance

   Each year, Mr. Dauwalter's bonus plan is established by the Compensation Committee and reflects its determination of what is an appropriate incentive by making a substantial portion of his compensation contingent upon the Company's success and the achievement of specific goals. Several factors are considered, including the Company's financial goals and related non-financial objectives. In fiscal year 2001, Mr. Dauwalter was eligible to receive up to 100 percent of his base salary if predetermined financial goals and other objectives were met. Mr. Dauwalter met the threshold for most of the financial and other performance targets established at the beginning of the fiscal year for determination of his annual incentive bonus award. Accordingly, the Committee awarded Mr. Dauwalter a bonus of $282,238 under the annual incentive plan, as reflected in the accompanying "Summary Compensation Table."

   As with other members of management, Messrs. Geyer and Dauwalter are periodically granted stock options. In fiscal 2001, Messrs. Geyer and Dauwalter were granted stock options to purchase 120,000 and 155,000 shares as shown in the accompanying table entitled "Option Grants in Fiscal 2001."

162(m) Policy

   The Company does not currently have a policy with respect to the limit under Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives as it is likely that under current tax laws all such compensation will be deductible by the Company.

                                          Robert J. Boehlke
                                          Gary F. Klingl
                                          Roger D. McDaniel

                                          Compensation and Stock Option
                                          Committee of the Board of Directors

Summary Compensation Table

   The following table sets forth certain summary information concerning the compensation earned by Entegris' Chief Executive and the four other most highly compensated executive officers of Entegris for each of the last three fiscal years whom we refer to as the Named Executive Officers.

                                                                 All Other
Name and Position                      Year Salary  Bonus (1) Compensation (2)
-----------------                      ---- ------- --------- ----------------
James E. Dauwalter.................... 2001 306,835  282,238       12,131
 Chief Executive Officer and President 2000 245,480  383,968       20,972
                                       1999 230,000   64,000       16,000
Stan Geyer............................ 2001 326,289  273,444       12,099
 Chairman of the Board                 2000 266,827  354,938       20,621
                                       1999 250,000   64,000       16,000
Guy L. Milliren....................... 2001 191,904  188,175       12,743
 Executive Vice President and Chief
  Information Officer                  2000 170,769  234,080       21,552
                                       1999 163,077   19,020       16,000
Frank D. Sidell....................... 2001 195,962  148,000       13,740
 President, Fluid Handling Products
  Group                                2000 135,033  125,000       17,224
                                       1999 124,805    5,300       12,126
Michael W. Wright..................... 2001 189,308  180,600       12,600
 President, Microelectronics Group     2000 142,689  191,093       18,181
                                       1999 139,625   18,275        1,292

--------
(1) None of the perquisites and other benefits paid to any Named Executive Officer exceeded the lesser of $50,000 or 10% of annual salary and bonus amounts received by the Named Executive Officer.
(2)  Represents payments made to defined contribution plans.

Stock Options

   The following tables summarize option grants and exercises during fiscal 2001 to or by the executive officers named in the Summary Compensation Table, and the value of options held by these officers at the end of fiscal 2001. No stock appreciation rights (SARs) have been granted to, or were held by, any of the named executive officers as of August 25, 2001.

                          Option Grants in Fiscal 2001

                                                                      Value of Assumed
                                                                       Annual Rates of
                                                                         Stock Price
                                                                        Appreciation
                                      Individual Grants                for Option Term
                         -------------------------------------------- -----------------
                         Number of
                         Securities  % of Total
                         Underlying    Options   Exercise
                          Options    Granted in    Price   Expiration
Name                      Granted    Fiscal Year ($/Share)   Price    5% ($)   10% ($)
----                     ----------  ----------- --------- ---------- ------- ---------
James E. Dauwalter......   65,000(1)    4.47       9.63     9/19/2010 393,127   996,760
                           90,000(2)    6.19       8.38    11/27/2010 473,579 1,200,833
Stan Geyer..............   30,000(1)    2.06       9.63     9/19/2010 181,443   460,043
                           90,000(2)    6.19       8.38    11/27/2010 473,579 1,200,833
Guy L. Milliren.........   20,000(1)    1.38       9.63     9/19/2010 120,962   306,695
                           40,000(2)    2.75       8.38    11/27/2010 210,480   533,704
Frank D. Sidell.........   20,000(1)    1.38       9.63     9/19/2010 120,962   306,695
                           40,000(2)    2.75       8.38    11/27/2010 210,480   533,704
Michael W. Wright.......   21,500(1)    1.48       9.63     9/19/2010 130,034   329,698
                           40,000(2)    2.75       8.38    11/27/2010 210,480   533,704
                           50,000(3)    3.44       7.53     2/21/2011 236,877   600,200

--------
(1) Each of these options was granted on September 19, 2000 and has a maximum term of ten years. Each option vests in equal annual increments over the four years following the date of grant.
(2) Each of these options was granted on November 27, 2000 and has a maximum term of ten years. Each option vests in equal annual increments over the four years following the date of grant.
(3) This option was granted to Mr. Wright on February 21, 2001 and has a maximum term of ten years. Each option vests in equal annual increments over the four years following the date of grant.

  Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-end Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                          Number of             Options at August 25,     In-the-Money Options
                           Shares     Value             2001              at August 25, 2001(2)
                          Acquired   Realized ------------------------- -------------------------
Name                     on Exercise ($) (1)  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
James E. Dauwalter......      --         --     475,978      193,902     3,986,933     879,780
Stan Geyer..............      --         --     493,282      176,336     4,192,448     898,812
Guy L. Milliren.........   60,000    519,000    287,664       95,678     2,440,333     515,253
Frank D. Sidell.........   20,000    179,500    181,139       81,203     1,524,218     390,768
Michael W. Wright.......    7,500     64,725     22,756      144,743       150,048     660,970

--------
(1) Based on the market price of the purchased shares on the exercise date less the option price paid for such shares.
(2) The value of the options is determined by multiplying the difference between the exercise price of the option and the closing price of the Company's common stock on the NASDAQ National Market on August 25, 2001 ($11.75 per share) by the number of shares underlying the options.

Employment Agreements, Change in Control Arrangements

   None of the Named Executive Officers have written employment or change in control agreements with Entegris.

Certain Transactions

   Leases. WCB Holdings LLC, which owns 24.5% of the Company's common shares, is controlled by the Estate of Wayne C. Bongard (the Bongard Estate). The Bongard Estate is the general partner of County 17, Chanhassen Partnership; the Waconia Partnership; and the Fleninge Partnership. The Company leases office space and production facilities from these partnerships or from the Bongard estate directly on the terms described in the following paragraphs.

   The Company entered into a lease agreement with a term of 15 years in fiscal 1990 with County 17, Chanhassen Partnership to lease a property in Chanhassen, Minnesota, with a base rent of $37,600 per month adjusted periodically to an agreed upon index. In fiscal 1997, the Company entered into an agreement with Emplast, Inc. (Emplast) to sublease the property through November 30, 2004. The base rent was set at $550,000 per year from June 1, 1999 to May 31, 2000, and thereafter was to increase $50,000 per year until the rental payment reached the lease payment paid by the Company for the premises. Emplast is majority owned by WCB Holdings LLC, our largest shareholder, and Mark A. Bongard, a director, is the Chief Executive Officer of Emplast. In December 2000, subsequent to Emplast's purchase of the property from County 17, Chanhassen Partnership, the Company paid Emplast $280,000 to terminate the lease and related sublease.

   The Company entered into a lease agreement with Waconia Partnership in fiscal 1987, to lease a property in Waconia, Minnesota, until June 30, 2002. The base rent was set at $21,791 per month and is adjusted periodically with increases tied to an agreed upon index. This lease also gives the Company the option to purchase the leased premise at the end of the lease at the fair market value, as determined by an appraisal of a mutually agreed upon appraiser.

   Finally, the Company entered into a lease agreement with Wayne C. Bongard, now deceased, in fiscal 1999 to lease a property in Castle Rock, Colorado, until September 30, 2005. The base rent was set at $25,000 per month or 150% of the amount of the monthly debt service due and payable by Mr. Bongard on financing secured by a first lien against that property or any other financing secured to improve the property, whichever is more. The rent could also be increased to reflect the then current market rental rates at Mr. Bongard's option. If the Bongard estate and the Company disagree on the rental amount, the rental amount will be determined by a qualified appraiser.

   Under the foregoing agreements, the Company is required to pay all real estate taxes, utilities, and other related property expenses.

   Notes Receivable. In fiscal 1992, the Bongard Estate executed a promissory note in the amount of $801,347 payable to the Company, to be repaid in equal installments over a 36-month period beginning in fiscal 2002, at a rate of interest of 8.0% per annum. At August 25, 2001, the total debt was $801,347.

   In fiscal 2001, Mr. Michael Wright, an officer of the Company, executed a promissory note in the amount of $85,000 payable to the Company, to be repaid over a 60-month period beginning in fiscal 2005, at a rate of interest of 6.5% per annum. At August 25, 2001, the total due the Company was $85,000.

   Sales to Affiliated Entities. Entegris currently holds approximately 12% of Metron Technology N.V.'s outstanding shares, and in fiscal 2001, products distributed by Metron accounted for approximately 25% of our sales. In addition, James E. Dauwalter, a supervisory director of Metron, is President, Chief Executive Officer and Director of Entegris. As a supervisory director of Metron, Mr. Dauwalter receives yearly option grants. In connection with Mr. Dauwalter's employment with Entegris, he entered into an agreement pursuant to which he agreed to exercise his options to purchase common shares of Metron at the Company's request, to vote the shares received upon exercise of the options as directed by us and to hold title to these shares only as a nominee on our behalf, without any beneficial right, ownership, or interest in the shares. In addition, Mr. Dauwalter agreed to convey title to the option (if this is permitted by its terms) and any shares received upon exercise of the option to us or to sell the shares and remit the proceeds to us upon our request.

   Pursuant to the terms of certain distribution agreements, Entegris and Metron have agreed that, with some exceptions, Metron would be the exclusive, independent distributor of some of Entegris' products in specific countries, primarily in Europe and Asia. Metron, as distributor, agreed to use its best efforts to sell the agreed upon products in the designated countries. During the second quarter of fiscal 2001, the Company and Metron agreed to the early termination of a distribution agreement for Entegris's Microelectronics Group products. Pursuant to the termination agreement, the Company assumed direct sales responsibility for the Microelectronics Group product sales in Europe and Asia, and transferred to Metron 1.125 million shares of Metron stock and agreed to make future cash payments totaling $1.75 million. Entegris also agreed to buy back certain microelectronics product inventory from Metron. The Company and Metron also executed a new distribution agreement for Entegris' Fluid Handling Group products, which now runs through August 31, 2005. Unless the contract is terminated under specific conditions, the contract can be terminated only upon written notification given more than twelve months prior to the expiration of the applicable term, including extensions.

   Contributions to Charity. The Company has historically made charitable contributions to the Wallestad Foundation, a private foundation qualified under
Section 170 of the Internal Revenue Code, established by Victor Wallestad, a founding shareholder of the Company. The Wallestad Foundation is dedicated to the support of Christian ministries in Minnesota, the United States and throughout the world. Daniel Quernemoen, Stan Geyer and James Dauwalter, directors of Entegris, are also directors of the Wallestad Foundation. Entegris has committed to contribute 5% of its fiscal 2001 net income to charitable organizations, primarily through the Wallestad Foundation. Entegris accrued $1.9 million in fiscal 2001 for charitable contributions.

PERFORMANCE GRAPH

                         Comparative Stock Performance
                     Comparison of Cumulative Total Return
                        July 11, 2000 to August 25, 2001

   The line graph compares the cumulative total shareholder return on the common stock of the Company from July 11, 2000 through August 25, 2001 with cumulative total return of (1) The NASDAQ Composite Index and (2) a peer group of companies. The peer group companies are: ATMI, Inc., Advanced Energy Industries, Inc., Brooks Automation, Inc., Dupont Photomasks, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Helix Technology Corporation, MKS Instruments, Inc., Metron Technology N.V., and Photronics, Inc.


                          [PERFORMANCE GRAPH OMITTED]
                        July 11, 2000   August 26, 2000   August 25, 2001
                        -------------   ---------------   ---------------
Entegris, Inc.              100.00           98.86             106.82
NASDAQ Composite            100.00          101.57              48.16
Peer Group                  100.00           89.72              62.05

   Assumes $100 invested at the close of trading on July 11, 2000 in Entegris, Inc. common stock, The NASDAQ Composite Index and the peer group index listed above. Assumes reinvestment of all dividends.

AUDIT COMMITTEE REPORT

   The Audit Committee (the "Committee") is composed of three directors, all of whom are independent under the rules of the Nasdaq. The Committee operates under a written charter adopted by the Board of Directors (a copy of the charter is attached at Exhibit A of this Proxy Statement). The Committee's responsibilities include oversight of the Company's independent auditors as well as oversight of management's conduct in the Company's financial reporting process. The Committee also recommends to the Board of Directors the selection of the Company's independent auditors. Management is responsible for the Company's financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

   For fiscal 2001, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditor's matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 25, 2001 to be filed with the Securities and Exchange Commission.

                                          James A. Bernards, Chairman
                                          Robert J. Boehlke
                                          Gary F. Klingl

                                          Audit Committee of the Board of
                                           Directors

INDEPENDENT AUDITORS FEES

   The following table sets forth the aggregate fees billed to the Company for the fiscal year ended August 25, 2001 by the Company's independent auditors, KPMG LLP:

      Audit Fees................................................ $286,000(a)
      Financial Information Systems Design And Implement Fees... $      0(b)
      All Other Fees............................................ $257,000(b)(c)

--------
a) Includes fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q and statutory audits.
b) The Audit Committee has considered whether these services are compatible with maintaining the independent auditor's independence.
c) Includes fees of $257,000 for tax-related services and none for all other non-audit services.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

   Any shareholder wishing to have a proposal considered for submission at the 2002 Annual Meeting of Shareholders must submit the proposal in writing to the Secretary of the Company at the address indicated above in accordance with all applicable rules and regulations of the SEC no later than August 9, 2002.

                                    GENERAL

   The 2001 Annual Report to Shareholders for the fiscal year ended August 25, 2001is being mailed with this Proxy Statement.

   Management does not intend to present any matters at the meeting not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their best judgment.

   The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.

   Shareholders who wish to obtain a copy of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission, for the fiscal year ended August 25, 2001, may do so without charge by writing to the Secretary at Entegris, Inc., 3500 Lyman Boulevard, Chaska, Minnesota 55318.

                                          By Order of the Board of Directors,

                                          /s/ John D. Villas

                                          John D. Villas
                                          Secretary


Dated: December 6, 2001

                                                                       EXHIBIT A

            Charter of the Audit Committee of the Board of Directors
                                       Of
                                 Entegris, Inc.

I.  Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

  Audit Committee members shall meet the requirements of Nasdaq. The Audit Committee shall be comprised of three or more directors as determined by the Board free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

  Audit Committee members shall be appointed by the Board on the recommendation of a nomination committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee will establish a communication process with management and the independent auditors.

III.  Audit Committee Responsibilities and Duties

   Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. At the Committee's discretion, it shall also review quarterly financial statements and review with financial management and the independent auditors any significant matters which arise out of the Company's quarterly financial statements review based upon the auditors' limited review procedures. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

   Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence and shall review a written statement from the auditors as to their independence.

8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   Other Audit Committee Responsibilities

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

(C)2001 Entegris, Inc.  Printed in USA  9000-0913RRD-1201

                                 ENTEGRIS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            Tuesday, January 22, 2002
                                    3:30 p.m.

                          Lutheran Brotherhood Building
                             625 Fourth Avenue South
                          Minneapolis, Minnesota 55439
                                  612-340-7264


Westbound from St. Paul
     Take 94 West to the 5th Street exit, follow 5th Street to 4th Avenue, turn left on 4th Avenue, the Lutheran Brotherhood Building is located two blocks on the left.

From Minneapolis / St. Paul International Airport
     Take 494 West to 35W North, take the two left lanes towards Downtown exits, take the MN 65/5th Avenue exit on left, follow 5th Avenue to 5th Street, turn left on 5th Street, go one block to 4th Avenue, turn left on 4th Avenue, the Lutheran Brotherhood Building is located two blocks on the left.

From West Metro
     Take 394, exit on 6th Street, follow 6th Street to 4th Avenue, turn right on 4th Avenue, the Lutheran Brotherhood Building is located on the first block on the left.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


     Entegris, Inc.
     3500 Lyman Boulevard, Chaska, Minnesota 55318                         proxy
     ---------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 22, 2002, which will commence at 3:30 p.m.
The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint STAN GEYER and JAMES E. DAUWALTER, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments.


                      See reverse for voting instructions.

                                                                ----------------
                                                                 COMPANY #
                                                                 CONTROL #
                                                                ----------------
There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week; until 12 pm (noon) ET on January 21, 2002.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o    Follow the simple instructions the Voice provides for you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Entegris, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


          If you vote by telephone, Please do not mail your Proxy Card


                           \ / Please detach here \ /
-------------------------------------------------------------------------------

              The Board of Directors Recommends a Vote FOR Item 1.

1. ELECTION OF DIRECTORS:    01 MARK A. BONGARD       02 DELMER M. JENSEN
                             03 DANIEL R. QUERNEMOEN

                                       [_] Vote FOR           [_] Vote WITHHELD
                                           all nominees           from all
                                           (except as marked)     nominees
(Instructions: To withhold authority
to vote for any indicated nominee,        -------------------------------------
write the number(s) of the nominee(s)     |                                   |
in the box provided to the right.)        -------------------------------------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
                                ---

Address Change? Mark Box [_] Indicate changes below:

                                      Dated:____________________________________

                                          -------------------------------------
                                          |                                   |
                                          -------------------------------------
                                          Signature(s) in Box
                                          Please sign exactly as your name(s)
                                          appear on Proxy. If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc., should
                                          include title and authority.
                                          Corporations should provide full name
                                          of corporation and title of authorized
                                          officer signing the proxy.

                                 ENTEGRIS, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                           Tuesday, January 22, 2002
                                   3:30 p.m.

                         Lutheran Brotherhood Building
                            625 Fourth Avenue South
                         Minneapolis, Minnesota 55439
                                 612-340-7264


Westbound from St. Paul
     Take 94 West to the 5th Street exit, follow 5th Street to 4th Avenue, turn left on 4th Avenue, the Lutheran Brotherhood Building is located two blocks on the left.

From Minneapolis / St. Paul International Airport
     Take 494 West to 35W North, take the two left lanes towards Downtown exits, take the MN 65/5th Avenue exit on left, follow 5th Avenue to 5th Street, turn left on 5th Street, go one block to 4th Avenue, turn left on 4th Avenue, the Lutheran Brotherhood Building is located two blocks on the left.

From West Metro
     Take 394, exit on 6th Street, follow 6th Street to 4th Avenue, turn right on 4th Avenue, the Lutheran Brotherhood Building is located on the first block on the left.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


     Entegris, Inc.
     3500 Lyman Boulevard, Chaska, Minnesota 55318                         proxy
     ---------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 22, 2002, which will commence at 3:30 p.m.
The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint HSBC Bank USA, as Trustee for the Entegris, Inc. Employee Stock Ownership Plan and Trust to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments.


                      See reverse for voting instructions.

                                                                ----------------
                                                                 COMPANY #
                                                                 CONTROL #
                                                                ----------------
There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week; until 12 pm (noon) ET on January 21, 2002.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
o    Follow the simple instructions the Voice provides for you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Entegris, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


          If you vote by telephone, Please do not mail your Proxy Card


                           \ / Please detach here \ /
-------------------------------------------------------------------------------

              The Board of Directors Recommends a Vote FOR Item 1.

1. ELECTION OF DIRECTORS:    01 MARK A. BONGARD       02 DELMER M. JENSEN
                             03 DANIEL R. QUERNEMOEN

                                       [_] Vote FOR           [_] Vote WITHHELD
                                           all nominees           from all
                                           (except as marked)     nominees
(Instructions: To withhold authority
to vote for any indicated nominee,        -------------------------------------
write the number(s) of the nominee(s)     |                                   |
in the box provided to the right.)        -------------------------------------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
                                ---

Address Change? Mark Box [_] Indicate changes below:

                                      Dated:____________________________________

                                          -------------------------------------
                                          |                                   |
                                          -------------------------------------
                                          Signature(s) in Box
                                          Please sign exactly as your name(s)
                                          appear on Proxy. If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc., should
                                          include title and authority.
                                          Corporations should provide full name
                                          of corporation and title of authorized
                                          officer signing the proxy.